UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 15, 2017 (December 13, 2017)

Date of Report (Date of earliest event reported)

PLAYAGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55119	46-3698600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5475 S. Decatur Blvd., Suite #100

Las Vegas, Nevada 89118

(Address of principal executive offices) (Zip Code)

(702) 722-6700

(Registrant’s telephone number, including area code)

AP Gaming Holdco, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 13, 2017, AP Gaming Holdco, Inc. (the “Company”) changed its state of incorporation from the State of Delaware to the State of Nevada (the “Conversion”) pursuant to a plan of conversion, dated December 13, 2017 (the “Plan of Conversion”). The Conversion was accomplished by the filing of (i) a certificate of conversion with the Secretary of State of the State of Delaware (the “Delaware Certificate of Conversion”) and (ii) articles of conversion (“Nevada Articles of Conversion”) and articles of incorporation (the “Nevada Articles”) with the Nevada Secretary of State. Pursuant to the Plan of Conversion, the Company also adopted new bylaws (the “Nevada Bylaws”).

The Conversion and Plan of Conversion were unanimously approved by the stockholders of the Company and the board of directors of the Company.

Upon the effectiveness of the Conversion:

•	the legal name of the Company changed from AP Gaming Holdco, Inc. to PlayAGS, Inc.;

•	the affairs of the Company ceased to be governed by the Delaware General Corporation Law, the Company’s existing certificate of incorporation and the Company’s existing bylaws, and the affairs of the Company became subject to the Nevada Revised Statutes, the Nevada Articles and the Nevada Bylaws;

•	the resulting Nevada corporation (“AGS Nevada”) is a continuation of the Company previously incorporated in Delaware (“AGS Delaware”); assumes all rights, privileges, powers, causes of action and assets, and all debts, liabilities and duties of AGS Delaware; and continues with all of the rights, privileges, powers, causes of action and assets, and all debts, liabilities and duties of AGS Delaware;

•	each outstanding share of each class or series of capital stock of AGS Delaware, and all treasury shares of AGS Delaware, were converted into and became an equal number of outstanding shares of such class or series of capital stock and treasury shares of AGS Nevada;

•	the directors and officers of AGS Delaware remain the directors and officers of AGS Nevada;

•	the Company will continue to file periodic reports and other documents with the Securities and Exchange Commission;

•	the Conversion did not change the respective positions of the Company or stockholders under federal securities laws;

•	shares of the Company’s common stock that were freely tradable prior to the Conversion continue to be freely tradable after the Conversion and shares of the Company’s common stock that were subject to restrictions prior to the Conversion continue to be subject to the same restrictions after the Conversion; for purposes of computing compliance with the holding period requirement of Rule 144 under the Securities Act of 1933, as amended, stockholders are deemed to have acquired the AGS Nevada common stock on the date they acquired their AGS Delaware common stock; and

•	all of AGS Delaware’s employee benefit and incentive plans became AGS Nevada’s plans, and each option, equity award or other right issued under such plans was converted into an option, equity award or right to purchase or receive the same number of shares of AGS Nevada’s common stock, at the same price per share, upon the same terms and subject to the same conditions as before the Conversion. In addition, all of AGS Delaware’s employment agreements and other employee benefit arrangements became AGS Nevada’s employment agreements and employee benefit arrangements, upon the terms and subject to the conditions in effect at the time of the Conversion.

The foregoing descriptions of the Plan of Conversion, the Delaware Certificate of Conversion, the Nevada Articles of Conversion, the Nevada Articles and the Nevada Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan of Conversion, the Delaware Certificate of Conversion, the Nevada Articles of Conversion, the Nevada Articles and the Nevada Bylaws, copies of which are filed as Exhibits 2,1, 3.1, 3.2, 3.3 and 3.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s stockholders, acting by unanimous written consent, authorized the Conversion and adopted the Plan of Conversion, the Delaware Certificate of Conversion, the Nevada Articles of Conversion, the Nevada Articles and the Nevada Bylaws.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Plan of Conversion, dated December 13, 2017

3.1	Certificate of Conversion, as filed with the Secretary of State of the State of Delaware on December 13, 2017

3.2	Articles of Conversion, as filed with the Secretary of State of the State of Nevada on December 13, 2017

3.3	Articles of Incorporation, as filed with the Secretary of State of the State of Nevada on December 13, 2017

3.4	Bylaws, effective December 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYAGS, INC.

Date: December 15, 2017	By:	/s/ Kimo Akiona
Name: Kimo Akiona
Title: Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)